                                                                   EXHIBIT 10.25

                              BILLINGSLEY COMPANY


                          COMMERCIAL LEASE AGREEMENT




        CB Luna Industrial No. 3, Ltd., a Texas limited partnership   Landlord

                                      AND

                 HomeGrocer.com, Inc., a Delaware corporation
                                                                      Tenant

                               TABLE OF CONTENTS
                               -----------------

                                                                                          Page No.
                                                                                          --------
1.   PREMISES, TERM, AND INITIAL IMPROVEMENTS.................................................   1
     ----------------------------------------

2.   BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT..........................................   1
     -----------------------------------------------

3.   TAXES....................................................................................   2
     -----

4.   LANDLORD'S MAINTENANCE...................................................................   3
     ----------------------

5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS..............................................   3
     -------------------------------------------

6.   ALTERATIONS..............................................................................   3
     -----------

7.   SIGNS....................................................................................   4
     -----

8.   UTILITIES................................................................................   4
     ---------

9.   INSURANCE................................................................................   4
     ---------

10.  CASUALTY DAMAGE..........................................................................   5
     ---------------

11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.........................   5
     ----------------------------------------------------------------

12.  USE......................................................................................   5
     ---

13.  INSPECTION...............................................................................   6
     ----------

14.  ASSIGNMENT AND SUBLETTING................................................................   6
     -------------------------

15.  CONDEMNATION.............................................................................   7
     ------------

16.  SURRENDER OF PREMISES; HOLDING OVER......................................................   7
     -----------------------------------

17.  QUIET ENJOYMENT..........................................................................   8
     ---------------

18.  EVENTS OF DEFAULT........................................................................   8
     -----------------

19.  REMEDIES.................................................................................   8
     --------

20.  LANDLORD'S DEFAULT.......................................................................   9
     ------------------

21.  MORTGAGES................................................................................   9
     ---------

22.  ENCUMBRANCES.............................................................................  10
     ------------

23.  MISCELLANEOUS............................................................................  10
     -------------

24.  NOTICES..................................................................................  11
     -------

25.  HAZARDOUS WASTE..........................................................................  11
     ---------------

26.  LANDLORD'S LIEN..........................................................................  12
     ---------------

27.  SUBMISSION OF LEASE TO TENANT............................................................  12
     -----------------------------

                             LIST OF DEFINED TERMS

                                                                   Page No.
30-day Appraisal Period..........................................       A-2
Affiliate........................................................        10
Annual Operating Expense Statement...............................         2
Base Rent........................................................         1
Building.........................................................         1
Building's Structure.............................................         3
Claimant.........................................................         9
Commencement Date................................................         1
Determination....................................................       A-1
Determinations...................................................       A-1
Effective Date...................................................       B-1
Environmental Law................................................        11
Event of Default.................................................         8
Fair Market Base Rent............................................       A-1
Final Plans......................................................       B-1
HVAC System......................................................         3
Hazardous Substances.............................................        12
Indemnified Parties..............................................         5
Initial Allowance................................................       B-2
Initial Improvements.............................................         1
Issuer...........................................................       A-3
L.C..............................................................       A-3
Land.............................................................         1
Landlord.........................................................         1
Landlord's Determination.........................................       A-1
Landlord's Mortgagee.............................................         9
Law..............................................................        10
Laws.............................................................        10
Lease............................................................         1
Loss.............................................................         5
Mortgage.........................................................         9
Occupancy Date...................................................       A-1
Operating Expenses...............................................         2
Permitted Activities.............................................        11
Permitted Materials..............................................        11
Permitted Transfer...............................................         6
Preliminary Plans................................................       B-1
Premises.........................................................         1
Primary Lease....................................................         9
Project..........................................................         1
Proportionate Share..............................................         1
Punch List.......................................................         7
Renewal Request Notice...........................................       A-1
Rent.............................................................         2
Rent Notice......................................................       A-1
Repair Period....................................................         5
Roof Improvements................................................       A-2
Security Deposit.................................................         1
Substantial Completion...........................................       B-2
Taking...........................................................         7
Taxes............................................................         2
Tenant...........................................................         1
Tenant Parking Improvements......................................       B-1
Tenant's Determination...........................................       A-1
Tenant's Notice..................................................       A-1
Tenant Party.....................................................        10
Term.............................................................         1
Termination Fee..................................................       A-3
Termination Option...............................................       A-3
Third Appraiser..................................................       A-2
Transfer.........................................................         6
Truck Park.......................................................         2
UCC..............................................................        12
Vacation Date....................................................         7

                                                             124,950 Square Feet
                                                                  2100 Luna Road
                                                         Carrollton, Texas 75006

                                LEASE AGREEMENT
                                ---------------


     This Lease Agreement (this "Lease") is entered into by CB Luna Industrial
                                 -----
No. 3, Ltd., a Texas limited partnership ("Landlord"), and HomeGrocer.com, Inc.,
                                           --------
a Delaware corporation ("Tenant").
                         ------

     1.   PREMISES, TERM, AND INITIAL IMPROVEMENTS.
          ----------------------------------------

          (a) Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-1 (the "Premises"), which
                                             -----------       --------
is part of the approximately 249,900 rentable square foot (as defined by
                             -------
Landlord's architect) building (the "Building") located on the real property
                                     --------
described on Exhibit A (the "Land"), subject to the terms and conditions in this
             ---------       ----
Lease. If more than one building is now or hereafter on the Land, then all references to "Building" shall collectively refer to all such buildings unless the context otherwise requires. The Building and Land together comprise the
"Project".   Landlord and Tenant stipulate that, as of the date of this Lease,
--------
the size of the Premises  is deemed to be 124,950 rentable square feet, as
                                          -------
defined by Landlord's architect and the size of the Building is 249,900 rentable
                                                                -------
square feet as defined by Landlord's architect, and Tenant's "Proportionate
                                                              -------------
Share" is 50.00%.  The Proportionate Share shall be adjusted if the size of the
-----     ------
Premises or the Building (including the addition of new buildings on the Land) changes.

          (b) The Lease term shall be one hundred and twenty (120) months,
                                      ----------------------------
beginning on April 1, 2000 (the "Commencement Date"), and ending one hundred and
                                 -----------------               ---------------
twenty (120) months thereafter (the "Term", which defined term shall include all
------------                         ----
renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calendar month, then the Term shall end one hundred and
                                                           ---------------
twenty (120) months after the first day of the first full calendar month of the
------------
Term.

          (c) Tenant shall construct in the Premises and Truck Park the improvements (the "Initial Improvements") described on the plans and
                   --------------------
specifications referenced on Exhibit B, and, by occupying the Premises, Tenant
                             ---------
shall have accepted the Premises in its condition. Landlord agrees that as of the Occupancy Date, the Building Structure is in good condition and repair and conforms to and is in compliance with all applicable codes, and Tenant is not liable for any latent defects or structural components, including but not limited to the walls, roof, or foundation of the Building Structure, the Premises (excluding any Initial Improvements to be performed by Tenant) or the paving of the Truck Park.

     2.   BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.
          -----------------------------------------------

          (a) Tenant shall pay to Landlord "Base Rent", in advance, without
                                            ---------
demand, deduction or set off, equal to the following amounts for the following periods of time:

                Time Period                            Monthly Base Rent
                -----------                            -----------------
               Months 1 - 60                               $44,877.88
               Months 61 - 120                             $49,563.50

The first monthly installment, plus the other monthly charges set forth in
Section 2.(c), shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

          (b) Beginning in month sixty-one (61) of the Lease, Tenant shall deposit with Landlord on the date hereof $59,309.61 (the "Security Deposit"),
                                                          ----------------
which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder where such obligations are unperformed beyond any applicable cure period, and after written notice to Tenant, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon receipt of written request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit, in no event greater than twice the then current total monthly rental amount. The Security Deposit shall be Landlord's property. The unused portion of the Security Deposit will be returned to Tenant within thirty (30) days after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term.

          (c) Tenant shall pay, as additional rent its Proportionate Share of all costs incurred in owning, operating and maintaining the Land and Building and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, "Operating Expenses"), including
                                              ------------------
the following items: (1) Taxes (defined
below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above-Building-standard utility consumption; (3) the cost of "all risk" property and casualty insurance for the Building (including but not limited to the Premises) with commercially reasonable premiums; (4) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided),; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises and Truck Park are subject; and (6) alterations, additions, and improvements made by Landlord to comply with Law (defined in Section 23(a)). On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a written statement in reasonable detail reflecting the actual Operating Expenses for the calendar year (as may be adjusted as provided herein) and calculating the amount due from Tenant to Landlord or the amount of excess paid by Tenant (the "Annual Operating
                                                                ----------------
Expense Statement").  If Tenant's total payments in respect of Operating
-----------------
Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord's written request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses and Tenant is not in default of this Lease, Landlord shall refund such amount to Tenant within thirty (30) days after Landlord prepares such statement. In December of each year of the Term, Landlord shall estimate the Operating Expenses for the following year and shall provide coupons to Tenant for each month of the following year which reflect monthly payments in the amount of 1/12 of the current Base Rent plus 1/12 of the estimated Operating Expenses for the following year. However, notwithstanding Tenant's obligation to pay its proportionate share of the actual Operating Expenses for any given calendar year or portion thereof and regardless of Landlord's estimate of the following year's Operating Expenses, Tenant shall not be required to escrow on a monthly basis an amount greater than 110% of the prior year's actual Operating Expenses divided by 12. Operating Expenses shall not include and no management fee is payable in respect of the following: (A) any costs for interest, amortization, or other payments on loans to Landlord;
(B) expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the Building's tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building; (H) costs recoverable from other tenants or third parties; (I) capital costs not related to the Building; and (J) all costs paid directly by Tenant to any third party. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

     Base Rent (Section 2.(a))............................   $44,877.88
     Operating Expenses, excluding Taxes (Section 2.(c))..   $ 2,769.73
          Ins. $.026 & OPE's $.24
     Taxes (Sections 2.(c) and 3.(a)).....................   $ 6,976.38
                                                             ----------

     Total initial monthly payment........................   $54,623.99
                                                             ==========

          (d) Tenant shall also pay, as additional rent billed on an annual basis, all costs incurred for Taxes and maintenance on the truck parking lot on the real property described in Exhibit A-2 (the "Truck Park").
                                                 ----------

          (e) If any payment required of Tenant under this Lease is not paid within five (5) days of when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

          (f) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "Rent" (herein so called).
                                   ----

          (g) Tenant has the right to audit the Annual Operating Expense Statement, by written request to Landlord. Not later than thirty (30) days after Landlord's receipt of such request, Landlord shall make available to Tenant at Landlord's place of business during normal business hours all relevant records and documentation substantiating Landlord's calculation. Such audit must be completed within twelve (12) months following the year being audited. In the event of a discrepancy between amounts payable and paid, the party owing the amount shall make payment within thirty (30) days of such determination, and in the event the amount paid by Tenant exceeds the amount actually payable by five (5%) or more, Landlord shall pay Tenant's reasonable costs of conducting the audit, not to exceed $1,000 per occurrence.

     3.   TAXES.
          -----

          (a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises and Truck Park,
                        -----
the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes".
If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then

Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes and shall provide Tenant with copies of all relevant records and documentation substantiating Landlord's calculation.

          (b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and Truck Park and (2) upon the written request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) business days after Landlord's written request therefor. However, if Tenant informs Landlord in writing that Tenant has a bona fide dispute with the applicable taxing authority concerning the taxes levied or assessed Landlord shall not pay the taxes, provided Tenant diligently pursues such dispute to resolution. In the event that the dispute is preventing the closing of a sale and purchase or a refinance of the Building and/or Land then upon written notice form Landlord, Tenant shall immediately place in escrow funds sufficient to satisfy the taxes payable by Tenant.

     4.   LANDLORD'S MAINTENANCE.
          ----------------------

          (a) This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's roof and roof membrane and maintenance and if necessary, the replacement of the foundation and structural members of the exterior walls (collectively, the "Building's Structure") and the foundation of the Truck Park; however, Landlord
---------------------
shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice or Landlord has been otherwise notified of the need therefor or
(2) for alterations to the Building's Structure required by Law after the Occupancy Date because of Tenant's use of the Premises and Truck Park (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost (including labor and materials) of performing such work or replacement.

          (b) Additionally, Landlord shall, at Tenant's expense, maintain the parking areas, driveways, alleys and grounds surrounding the Premises and Truck Park in a clean and sanitary condition, consistent with the current condition of the grounds and the Building, normal wear and tear excepted, and consistent with the operation of a first-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur tract servicing the Premises and Truck Park, (2) the exterior of the Building (including painting as may be reasonably required), (3) sprinkler systems and sewage lines servicing the Building, and (4) any other items reasonably associated with the foregoing. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4.(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice or Landlord has been otherwise notified. All costs in performing the work described in this
Section 4.(b) shall be included in Operating Expenses.

     5.   TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.
          -------------------------------------------

          (a) Tenant shall maintain all parts of the Premises and Truck Park (except for maintenance work which Landlord is expressly responsible for under Section 4.(a)) in good condition and promptly make all necessary repairs and replacements to the Premises and Truck Park. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

          (b) Tenant shall maintain the hot water equipment and the heating, air conditioning, and ventilation equipment and system (the "HVAC System") in good
                                                         -----------
repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within thirty (30) days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's reasonable specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least fourteen (14) days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

     6.   ALTERATIONS.
          -----------

          (a) Tenant may, at any time during the term of this Lease, make any modification within the Premises, including but not limited to construction of office space, at Tenant's sole cost and expense, provided such modifications are non-structural in nature, and each such modification project does not cost in excess of $50,000.00.

          (b) Tenant may not make any modifications other than those described above, without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The process for obtaining Landlord approval of such modifications is the same as that set forth in Exhibit B for the Initial Improvements. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises and Truck Park or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises and Truck Park. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord an administration fee, with such administration fee excluded from the work outlined in Exhibit B pertaining to the Initial Improvements, on a sliding scale as a percentage of all costs incurred for such work according to the table below:

               Cost of Work                            Fee Percentage
               ------------                            --------------
               $50,000 less than $100,000                  5.0%
               $100,000 less than $150,000                 4.5%
               $150,000 less than $200,000                 4.0%
               $200,000 less than $250,000                 3.5%
               $250,000 less than $300,000                 3.0%
               Greater than $300,000                       2.5%

          (c) In no event shall any modifications result in any increase in base rent, so long as such modifications are at the sole cost and expense of Tenant.

          (d) All work performed for or on behalf of Tenant in the Premises or Truck Park (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's specifications and requirements, in a good and workmanlike manner, as so as not to damage or alter the Building's Structure, the Premises or Truck Park.

          (e) Tenant shall restore the Premises and Truck Park pursuant to and in accordance with Section 16 of this Lease.

     7.   SIGNS.  Tenant shall not place, install or attach any signage,
          -----
decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises and Truck Park or the Building which would be visible from the exterior of the Premises without Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall provide Tenant with a copy of Landlord's signage requirements and criteria on or before the Effective Date hereof and Tenant shall have the right to its pro-rata share of exterior signage on the Premises. Tenant shall repair, paint, and/or replace any portion of the Premises and Truck Park or the Building damaged or altered as a result of its signage when it is removed. Other than changes or modifications included in the Initial Improvements and reflected on the Final Plans, Tenant shall not (a) make any changes to the exterior of the Premises and Truck Park or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises and Truck Park without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall notify Tenant of whether it consents to any sign within ten (10) business days after Tenant has provided detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation,. If Landlord fails to respond within said ten (10) business days, the proposed signage shall be deemed approved by Landlord.

     8.   UTILITIES.  Tenant shall obtain and pay for all water, gas,
          ----------
electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises and Truck Park, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises and Truck Park. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant's obligation to pay additional rent under Section 2.(c) however, Tenant shall be required as part of its performing the Initial Improvements to obtain and pay all costs to separately meter any and all electricity and gas utility service required to service the Premises and Truck Park. Landlord shall not be liable for any interruption or failure of utility service to the Premises and Truck Park. All amounts due from Tenant under this Section 8 shall be payable within thirty (30) days after Landlord's written request therefor.

     9.   INSURANCE.  Tenant shall maintain (a) workers' compensation
          ---------
insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $1,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises and Truck Park, plus umbrella coverage of at least $2,000,000 per occurrence, (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises and Truck Park by or on behalf of a Tenant Party, (2) the replacement cost of all of Tenant's personal property in the Premises and Truck Park, and (3) business interruption in the event of an insured peril damaging the Premises and Truck Park, and (c) such other insurance as Landlord may reasonably require after written notice. Such policies shall (A) name Landlord, Landlord's agents, and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company with a minimum rating of A10, (C) provide that such insurance may not be cancelled unless 30-days' prior written notice is first given to Landlord, (D) certificates in relation thereto be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies.

     Landlord shall maintain fire and extended coverage insurance covering the Building and the Land for the then current full replacement cost of thereof, with a maximum deductible of $25,000.00, and shall provide Tenant with evidence of such insurance coverage.

     10.  CASUALTY DAMAGE.  Tenant immediately shall give written notice to
          ---------------
Landlord of any reasonably visible damage to the Premises and Truck Park or the Building.

          (a) If the Premises, the Truck Park or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, such estimation to be made and communicated to Tenant in writing within thirty (30) days of such damage, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be prorated for the unexpired portion of this Lease, effective upon the date such damage occurred and any unearned rent refunded to Tenant within thirty (30) days of Tenant's notice of intent to terminate the Lease. Time is of the essence with respect to the delivery of such notices.

          (b) Subject to Section 10.(c), if this Lease is not terminated under
Section 10.(a), then Landlord shall restore the Premises and Truck Park to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9. If the Premises and Truck Park are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the rent for such period shall be
                       -------------
reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

          (c) If the Premises and Truck Park are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations and in either case Landlord elects not to rebuild or repair, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, Landlord shall give Tenant written notice immediately upon Landlord becoming aware that the peril is not covered by Landlord's insurance or that Landlord's Mortgagee has made such requirement, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for (i) any liabilities of Tenant which accrued before this Lease is terminated and (ii) Landlord's obligation to return to Tenant any unearned rent and any Security Deposit.

     11.  LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.
          ----------------------------------------------------------------

          (a) Subject to Section 11.(b), Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the "Indemnified
                                                                 -----------
Parties") from and against all fines, suits, losses, costs, liabilities, claims,
-------
demands, actions and judgments of every kind or character (1) arising from Tenant's failure to perform its covenants hereunder, (2) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by a Tenant Party or any other person entering upon the Premises and Truck Park under or with a Tenant Party's express or implied invitation or permission, (3) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises and Truck Park, or (4) suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the gross negligence or willful misconduct of Landlord or any Indemnified Party.

          (b) Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any
                  ----
other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of either party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises and Truck Park, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss and regardless of whether the party elected to self-insure; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.


     12   USE.
          ---

          (a) The Premises and Truck Park shall be used only for receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto, any such other lawful purpose being subject to Landlord's approval which shall not be unreasonably withheld or delayed ; however, no retail sales may be made directly from the Premises to the general public. Tenant shall not use the Premises and Truck Park to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous excluding Permitted Materials hereinafter defined below. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises and Truck Park. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises and Truck Park; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises and Truck Park to be used for any purpose or in any manner that would
(1) void the insurance thereon, (2) unreasonably increase the insurance risk, or (3) cause the disallowance of any sprinkler credits, however, Landlord agrees that Tenant's planned use is not a breach of this provision. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises and Truck Park or the Building incurred by Landlord, which is caused by Tenant's use of the Premises and Truck Park or because Tenant vacates the Premises and Truck Park prior to the expiration of this Lease.

          (b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises and Truck Park which Landlord has designated for such use, subject to
(1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties but shall use reasonable efforts to coordinate and/or mitigate parking disputes with other tenants that may arise from time to time. Notwithstanding the foregoing, Landlord agrees not to enforce rules and regulations, as to this Tenant, in a manner that is more restrictive than to other tenants in the Building.

     13   INSPECTION.  Landlord and Landlord's agents and representatives may,
          ----------
upon twenty-four (24) hour prior notice, enter the Premises and Truck Park during business hours to inspect the Premises and Truck Park; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises and Truck Park to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises and Truck Park indicating that the Premises and Truck Park are available.

     14   ASSIGNMENT AND SUBLETTING.
          -------------------------

          (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, (1) advertise that any portion of the Premises and Truck Park is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law,
(3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises and Truck Park, (6) grant any license, concession, or other right of occupancy of any portion of the Premises and Truck Park, or
(7) permit the use of the Premises and Truck Park by any parties other than Tenant (any of the events listed in Sections 14.(a)(2) through 14.(a)(7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant
 --------
shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises and Truck Park; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall reply to Tenant within ten (10) business days of such receipt by Landlord of such submission, otherwise Landlord is deemed to have approved the proposed Transfer. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer to a maximum of one thousand and 00/100 ($1,000.00). If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises and Truck Park shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor) and, in the case of an assignment and subletting, Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default remains uncured beyond any applicable cure periods while the Premises and Truck Park or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations after written notice from Landlord to Tenant. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

          (b) Permitted Transfers. Notwithstanding anything to the contrary herein, Tenant shall be permitted, subject to the limitations concerning the continuing use of the Premises and Truck Park as provided below, to assign its rights or sublet portions of the Premises and Truck Park as follows, so long as any assignee or sublessee shall have a minimum net worth of $500 million and (the following being deemed a "Permitted Transfer"): (a) any entity resulting
                               ------------------
from a merger or consolidation with Tenant; (b) any subsidiary or affiliate of Tenant; (c) any sale of common stock through an Initial Public Offering or subsequent offer or (d) any entity acquiring all or substantially all of the assets of Tenant. Tenant shall provide Landlord with prior notice of its intent of any such assignment or sublease. A Permitted Transfer of all or any portion of the Premises and Truck Park or this Lease shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor.

          (c) In the event any such assignment or subletting represents fifty percent (50%) or more of the Premises or Truck Park and is for the remaining Term of the Lease, Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises and Truck Park proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises and Truck Park, then this Lease shall cease for such portion of the Premises and Truck Park and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises and Truck Park covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises and Truck Park to the prospective transferee (or to any other person) without liability to Tenant.

          (d) Tenant hereby assigns, transfers and conveys seventy-five percent (75%) of the total consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease, less reasonable costs associated with any tenant improvements, market commissions and reasonable attorney's fees, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten days after receipt.

     15   CONDEMNATION.  If the Premises and Truck Park are subject to a taking
          ------------
for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking renders the remainder of
                             ------
the Premises and Truck Park untenantable for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be prorated for the unexpired portion of the Term, effective on the date of such Taking and Landlord shall return any unearned rent within thirty (30) days of termination. If the Premises and Truck Park are subject to a Taking but the Taking does not render the remainder of the Premises and Truck Park untenantable for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. If a Taking occurs, all proceeds shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion thereof except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such Taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease, Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost (such costs having been amortized on a straight line basis over the Term excluding any renewal terms) of Tenant's leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant's expense (i.e., not made or paid for by Landlord from the Construction Allowance or otherwise), and (iii) relocation and moving expenses, but not the value of Tenant's leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord is entitled to from the condemning authority as provided hereunder.

     16   SURRENDER OF PREMISES; HOLDING OVER.
          -----------------------------------

          (a) No act by Landlord shall be an acceptance of a surrender of the Premises and Truck Park, and no agreement to accept a surrender of the Premises and Truck Park shall be valid unless it is in writing and signed by Landlord.

          (b) Prior to the date of the expiration of this Lease or when Tenant notifies Landlord in writing of its intention to vacate the Premises and Truck Park at lease sixty (60) days before Tenant will vacate the Premises and Truck Park; such notice shall specify the date on which Tenant intends to vacate the Premises and Truck Park (such date, the "Vacation Date"), the parties shall
                                         -------------
follow the following process for the surrender of the Premises and Truck Park:
(i) at least thirty (30) days prior to the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises and Truck Park;
(ii) during or immediately after such inspection, Landlord and Tenant shall prepare a list of items of work (the "Punch List") that Tenant must perform on
                                      ----------
or before the Vacation Date, such work to be consistent with the parties' respective maintenance and repair obligations set forth in this Lease, including but not limited to (1) Tenant delivering to Landlord the Premises and Truck Park with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises and Truck Park, and (3) remove all signage placed on the Premises and Truck Park, the Building, or the Land by or at Tenant's request, and consistent with the provisions of this Lease concerning the ownership of alterations, modifications, fixtures, trade fixtures, furniture and; (iii) on or before the Vacation Date, Tenant shall perform the work set forth in the Punch List; (iv) if Tenant fails to arrange for such inspection, then Landlord may conduct such inspection in accordance with the provisions of this Lease, and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive; (v) if Tenant fails to perform such work by the expiration of the Vacation Date, then Landlord may perform such work at Tenant's cost, and Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor.

          (c) All work required of Tenant under this Section 16 shall be coordinated with Landlord and be performed in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its sole cost and expense, repair all damage caused by work performed by Tenant pursuant to the Section 16.

          (d) Subject to any specific agreement between the parties to the contrary, or as otherwise set forth in this Lease, Tenant shall be required to remove any alterations, additions, or other improvements, including but not limited to cabling and wiring, from the Premises and Truck Park.

          (e) If Tenant fails to vacate the Premises and Truck Park at the end of the Term, then Tenant shall be a tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to one hundred and fifty percent (150%) of the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

     17   QUIET ENJOYMENT.  Provided an Event of Default has not occurred under
          ---------------
this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises and Truck Park for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

     18   EVENTS OF DEFAULT.  Each of the following events shall constitute an
          ------------------
"Event of Default" under this Lease:
 ----------------

         (a) Tenant fails to pay any rent when due or any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure continues for a period of five (5) days after written notice that such payment was due.

          (b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

          (c) Tenant fails to discharge or bond over any lien placed upon the Premises and Truck Park in violation of Section 22 within five (5) days after written notice of any such lien or encumbrance is filed against the Premises and Truck Park.

          (d) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for twenty (20) days after written notice thereof to Tenant. With respect to a failure of a non-monetary term, provision, or covenant, if such failure cannot be cured with such twenty (20) day period and Tenant begins to cure such failure within such twenty (20) day period and thereafter diligently pursues such cure to completion, such failure shall not be an Event of Default.

     19   REMEDIES.
          --------

          (a) Upon any Event of Default, Landlord may, at the expiration of all applicable cure periods and written notice to Tenant, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

               (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19.(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (ii) the then present fair rental value of the Premises and Truck Park for such period, similarly discounted; or


               (2) Terminate Tenant's right to possess the Premises and Truck Park without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19.(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises and Truck Park during such period; however, Landlord shall not be obligated to relet the Premises and Truck Park and shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises and Truck Park or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises and Truck Park shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises and Truck Park shall be deemed to be taken under this Section 19.(a)(2).
     If Landlord elects to proceed under this Section 19.(a)(2), it may at any time elect to terminate this Lease under Section 19.(a)(1).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises and Truck Park to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

          (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises and Truck Park, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises and Truck Park into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and Truck Park and this Lease is not terminated, reletting all or any part of the Premises and Truck Park (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises and Truck Park pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises and Truck Park, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any
                  --------
instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises and Truck Park to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Section 26 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Section 26, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

          (c) Notwithstanding any provision of this Section 19 to the contrary, Landlord shall take reasonable steps to mitigate its damages.

     20   LANDLORD'S DEFAULT.
          ------------------

          (a)  Notice and Cure.  If Landlord should fail to perform or observe
               ----------------
any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty
(30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord and Landlord's Mortgagee, then, in any such event Tenant shall have the right (but no obligation) to cure the default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default. Tenant specifically agrees that Landlord's Mortgagee may enter the Premises upon reasonable notice to Tenant to cure any such default and that the cure of any default by Landlord's Mortgagee shall be deemed a cure by Landlord under this Lease.

          (b)  Set-off.  If Tenant obtains a judgment against Landlord or any
               --------
assignee for any default by Landlord under this Lease and (i) Tenant provided Landlord's Mortgagee notice and opportunity to cure as described in Section 20(a) above, (ii) said judgment is final and all rights of appeal have been exercised or have expired, and (iii) such judgment remains unsatisfied upon thirty (30) days written notice thereof to Landlord's Mortgagee, Tenant may set off such judgment against Rent.

     21   MORTGAGES.
          ---------

          (a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage"), and any ground lease, master lease, or
                              --------
primary lease (a "Primary Lease") that now or hereafter covers any portion of
                  -------------
the Premises and Truck Park (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to
                                                  --------------------
increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Tenant is deemed to have agreed to the terms therein.

          (b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises and Truck Park, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, pursuant to the Notice provisions, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder, as provided in Section 20 (a) above.

          (c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment, dated and effective after the date Tenant received notice of such Landlord's Mortgagee, to which it did not consent in writing nor any payment of rent made more than one month in advance.

          (d) Tenant's obligations hereunder are conditional upon all parties hereto entering into a Subordination, Attornment, and Non-Disturbance Agreement, substantially in the form attached herewith as Exhibit "C".

     22   ENCUMBRANCES.  Tenant has no authority, express or implied, to create
          ------------
or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises and Truck Park or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises and Truck Park by or at the request of Tenant. If Tenant becomes aware, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and Truck Park.

     23   MISCELLANEOUS.
          -------------

          (a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and
                                    ----
local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "Affiliate" shall mean any person or
     ---                                    ---------
entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "Tenant Party" shall include
                                                ------------
Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

          (b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease and in the case of a transfer of all of Landlord's rights and obligations Landlord shall have no further liability hereunder.

          (c) Whenever a period of time is herein prescribed for action to be taken by either party, that party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of that party.

          (d) Tenant shall, from time to time (but not more often than annually), within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises and Truck Park, the most recently produced financial statements customarily prepared for public companies for itself and, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten-day period, Tenant will have deemed to have agreed to the statements therein.

          (e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (f) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises and Truck Park. Upon the end of the Term and before Tenant vacates the Premises and Truck Park, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises and Truck Park in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises and Truck Park, pay to Landlord the pro rated amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23.(f).

          (g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as reasonably and mutually determined by Landlord and Tenant, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (h) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (j) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

          (k) The terms and conditions of this Lease are confidential and either party shall not disclose the terms of this Lease to any third party except as may be required by law, lender or purchaser requirements, or to enforce its rights hereunder.

          (l) Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23.(l) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

          (m) All addenda, exhibits, memoranda and schedules attached hereto and referred to herein are incorporated herein by reference. Any addendum, exhibit, memorandum or schedule to this Lease not attached hereto at the time of signature, may be attached at a later time, however any such addendum, exhibit, memorandum or schedule must be agreed to in form and content and in writing by Landlord and Tenant prior to attachment.

          (n)  Attorneys' Fees.  In the event of the filing of any legal action
               ---------------
or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

     24   NOTICES.  Each provision of this instrument or of any applicable Laws
          -------
and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord, provided Tenant has received written notice of Landlord's then present location.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith. Landlord's obligation to pay Tenant any amount owing hereunder shall not be deemed satisfied until such payment is actually received by Tenant.

          (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of
(1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may deliver such notice to the Tenant's office at the Premises and Truck Park, which notice shall be deemed delivered to Tenant upon the posting thereof.

     25   HAZARDOUS WASTE. The term "Hazardous Substances," as used in this
          ---------------            --------------------
Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall
                                            -----------------
mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises and Truck Park that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted
      --------------------
in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises and Truck Park will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are
               -------------------
properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises and Truck Park will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises and Truck Park, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises and Truck Park are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises and Truck Park by Tenant and Tenant, or a Tenant Party, caused such conditions. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and Truck Park and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

     26.  LANDLORD'S LIEN.  Landlord agrees to delete Paragraph 26, Landlord's
          ---------------
Lien, but reserves any statutory lien for rent in Landlord's favor as well as remedies provided by law and all rights and remedies under the Uniform Commercial Code of the State in which the Building is located (the "UCC"),
                                                                    ---
provided Landlord timely and fully complies with the UCC and Landlord will only exercise its remedies when an Event of Default has occurred.

     27.  SUBMISSION OF LEASE TO TENANT.  Submission of this instrument for
          -----------------------------
examination or signature by Tenant does not constitute an offer by Landlord nor a reservation of or an option for lease, and it is not effective as a lease or otherwise until it has been fully executed and delivered by both Landlord and Tenant.

     TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS
             ---------
IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

     Executed by Tenant on December 15, 1999.

                                                       TENANT:

                                                       HomeGrocer.com, Inc., a Delaware corporation
                                                       --------------------------------------------

                                                       By: /s/ Corwin J. Karaffa
                                                          --------------------------------------------
                                                       Name:   Corwin J. Karaffa
                                                               ---------------------------------------
                                                       Title:  V.P. Operations
                                                               --------------------------------------
                                                       Address:        Attn: Legal Department
                                                                       10230 NE Points Drive
                                                                       Kirkland, WA 98033
                                                       Telephone:      425-201-7500
                                                       Fax:            425-201-7575
                                                                       ------------
                                                       And a copy to: HomeGrocer.com
                                                                       Attn: Operations Department
                                                                       10230 NE Points Drive
                                                                       Kirkland, WA 98033
                                                       Telephone:      425-201-7500
                                                       Fax:            425-201-7875

     Executed by Landlord on December 17, 1999.
                                                       LANDLORD:

                                                       CB Luna Industrial No. 3, Ltd., a Texas limited partnership
                                                       -----------------------------------------------------------
                                                       By: 1BCO, Inc., sole general partner

                                                       By:  /s/ Mack W. Dennis
                                                           -------------------------------------------------
                                                       Name: Mr. Mack W. Dennis
                                                             -----------------------------------------------
                                                       Title: Senior Vice President
                                                             -----------------------------------------------
                                                       Address:        Billingsley Property Services, Inc.
                                                                       -------------------------------------
                                                                       2200 Ross Avenue, Suite 4800 West
                                                                       -------------------------------------
                                                                       Dallas, TX 75201
                                                                       ----------------
                                                       Telephone:      214/754-1715
                                                                       ----------------
                                                       Fax:            214/754-1754
                                                                       ----------------

                             Additional Provisions

28.  EARLY OCCUPANCY.  Landlord shall cooperate with Tenant in providing Tenant
     ----------------
     access to the Premises no later than two (2) business days following the Effective Date (the "Occupancy Date") for the purpose of allowing Tenant to
                          --------------
     install Initial Improvements, trade fixtures, refrigeration, conveyor and racking systems. However, Tenant's access to the Premises shall not impede Landlord's ability to complete any improvements required of Landlord hereunder. In the event Landlord's ability to complete Landlord's improvement obligations are impeded, Landlord has the right, but not the obligation, to deny Tenant further access to the Premises until Landlord's improvements are completed. In the event Tenant begins utilizing the Premises and/or Truck Park for the purposes of operating its business from the Premises and/or Truck Park, the Tenant shall begin paying its proportionate share of the operating expenses as outlined in paragraph 2 (c).

29.  OPTION TO RENEW.
     ----------------

          (a) Provided that an Event of Default has not occurred, and Tenant's right to possession of the Premises is not terminated and Tenant has not assigned any of its interest in this Lease or Sublet more than fifty percent (50%) of the Premises for the remaining Term of the Lease (other than Permitted Transfers), then Tenant shall have the right and option to extend the original term of this Lease for two (2) further terms of sixty
                                                    ---
     (60) months. Such extension of the original term shall be on the same terms, covenants and conditions as provided for in the original term except for this Paragraph and except that the Base Rent during the extended term shall be at the fair market base rent then in effect on equivalent properties, of equivalent size, in equivalent areas, with the length of the extended term, applicable base years (expenses stops) for purposes of determining additional rent, the value of rent concessions, build-out allowances and the credit standing of tenant to be taken into account, (the "Fair Market Base Rent"). Tenant shall deliver written notice to Landlord
      ---------------------
     of Tenant's intent to exercise the Renewal Option granted herein (each, a "Renewal Request Notice") no later than twelve (12) months prior to the
      ----------------------
     expiration of the original term of this Lease. Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

          (b) In the event Tenant fails to deliver the Renewal Request Notice within the time period set forth above, time being of the essence with respect to Tenant's exercise thereof, Tenant's right to extend the term hereof shall automatically terminate, be null and void, and be of no further force and effect.

          (c) Promptly after delivery to Landlord of Tenant's Renewal Request Notice, Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rent applicable to the Renewal Term. If Landlord and Tenant mutually agree in writing upon the Fair Market Base Rent within thirty (30) days after written exercise by Tenant of this renewal option, Landlord shall lease the Premises to Tenant during the Renewal Term in their then-current, as-is condition, and Landlord shall not provide to Tenant any allowances (e.g. Moving Allowance, Construction Allowance, and the like) or other tenant inducements. If Landlord and Tenant do not agree upon the Fair Market Base Rent applicable to the Renewal Term within thirty (30) days after Landlord's receipt of the Renewal Request Notice, then Landlord shall deliver written notice to Tenant with thirty (30) days thereafter (the "Rent Notice") of Landlord's Determination of the Fair Market Base Rent
      -----------
     applicable to the Renewal Term ("Landlord's Determination"), which
                                      ------------------------
     determination shall be binding on Landlord in the event such Fair Market Base Rent is determined by appraisal pursuant to Subsection (d) herein. Tenant shall deliver written notice to Landlord ("Tenant's Notice"), within
                                                       ---------------
     thirty (30) days after Tenant's receipt of the Rent Notice, whether Tenant accepts or disputes Landlord's Determination, and if Tenant disputes Landlord's Determination, Tenant's Notice shall set forth Tenant's determination of the renewal term Fair Market Base Rent in question ("Tenant's Determination"), which determination shall be binding on Tenant
     ------------------------
     in the event such renewal term Fair Market Base Rent is determined by appraisal pursuant to Subsection (d) herein. Landlord's Determination and Tenant's Determination are each hereinafter referred to as a ("Determination") and are collectively hereinafter referred to as the
      --------------
     ("Determinations"). If Tenant fails to give Tenant's Notice within such
     ----------------
     thirty (30) day period, then Tenant shall be deemed to have accepted Landlord's Determination.

     If Tenant timely disputes Landlord's Determination, then the renewal term Fair Market Base Rent in question shall be established by Appraisal in accordance with the procedures set forth in Subsection (d) herein. If, for any reason, the Fair Market Base Rent applicable to the Renewal Term is not finally determined on or prior to the commencement of such renewal term, then (i) pending such final determination, Tenant shall be entitled to continue its occupancy of the Premises and shall pay initially base rent for the Renewal Term at the Base Rent Rate in effect during the last month of the original term as specified in Paragraph 2.a., (ii) upon such final determination, the Base Rent for the Renewal Term shall be as provided above, and (iii) in the event that such final determination results in a Base Rent rate different higher than the rate paid by Tenant during such Renewal Term, a retroactive adjustment in Base Rent shall be made and Tenant shall pay Landlord the appropriate payment within ten (ten) days of Landlord's demand.

     To the extent that the appraisers determine Fair Market Base Rent for any Renewal Term by reference to other transactions, they shall consider the terms and conditions of such other transactions and if such other transactions have different terms and conditions (e.g., shorter or longer term, free rent, different escalation formulae or renewal options), the Fair Market Base Rent at issue shall be determined by the appraisers by making appropriate adjustment to the base rent of such other transactions.

          (d) In the event that renewal term Fair Market Base Rent is to be determined by appraisal, said appraisal shall be conducted in accordance with the following procedures:

          (1) Within twenty (20) days after Landlord delivers written notice to appraise to Tenant, Landlord and Tenant shall each select a Real Estate Appraiser, who shall be a member of the American Institute of Real Estate Appraisers, and who shall have at least five (5) years appraisal experience with respect to commercial and industrial rental properties in Dallas, Texas. If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the Fair Market Base Rent at issue. If two appraisers are appointed, they shall have thirty (30) days from the date the second appraiser is appointed (the "30-Day Appraisal Period") within which to agree upon the
                     -----------------------
               Fair Market Base Rent at issue. The appraiser(s) shall be advised that the determination of the Fair Market Base Rent at issue shall be governed by the definitions of same set forth in this Lease and the requirement that each appraiser select the determination (as between Landlord's Determination and Tenant's Determination), which, in his/her opinion, more accurately reflects the Fair Market Base Rent. The Determination selected by the two appraisers as the Fair Market Base Rent at issue shall be binding on Landlord and Tenant.

          (2) If the two appraisers appointed by the parties hereto do not concur in such selection as aforesaid within the 30-day Appraisal Period, then said appraisers shall, within ten (10) days after the expiration of the 30-day Appraisal Period, select a third appraiser (the "Third Appraiser"). The Third Appraiser must meet
                               ---------------
               the qualifications set forth in subparagraph (1) above, and shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

          (3) The Third Appraiser shall subscribe and swear to an oath to fairly and impartially choose the Determination which more accurately reflects the Fair Market Base Rent, in accordance herewith. The Third Appraiser shall conduct such hearings as he deems appropriate (or such hearings as either Landlord or Tenant shall reasonably request). Within fifteen (15) days after the Third Appraiser has been appointed, the Third Appraiser shall select the Determination (as between Landlord's Determination and Tenant's Determination) which, in his/her opinion, more accurately reflects the Fair Market Base Rent, and shall notify Landlord, Tenant and each of the initial Appraisers of such selection in writing. With respect to Tenant's Renewal Option as provided in this paragraph, the Fair Market Base Rent set forth in the final determination selected by the Third Appraiser shall be the Final Determination of such amounts, which determination shall be conclusive and binding upon both Landlord and Tenant.

     Except as otherwise provided in the Lease, each party hereto shall pay the fees and expenses of the appraiser selected by such party, and the fees and expenses of the Third Appraiser shall be borne equally by Landlord and Tenant.

30.  ADDITIONAL ALLOWANCE.  Landlord agrees to provide Tenant with an additional
     --------------------
     allowance of $121,170.26 to be paid to Tenant upon the Commencement Date of the Lease. Provided that no Event of Default has occurred under this Lease and Tenant does not exercise its right to terminate set forth in Section 36 below, Landlord agrees to provide Tenant with an additional allowance of $66,910.73 to be paid to Tenant on the first day of the sixty-first (61) month of the Lease. Tenant warrants that Landlord shall not be obligated to pay commissions to any broker or consultant acting on behalf of Tenant for this Lease, including any renewal terms or expansions related in any way to this Lease. Tenant shall indemnify Landlord against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the Tenant. Landlord shall be responsible for payment of any listing broker's commission pursuant to a separate agreement.

31.  ROOF INSTALLATIONS.  Subject to all requirements within Section 6 in the
     ------------------
     Lease, to any applicable governmental ordinances, permits, fees or other applicable requirements or limitations and subject to any interference provisions of other leases in the Building, Tenant may utilize a portion of the roof of the Building immediately over the Premises for the placement of telecommunications, additional air conditioning and/or similar equipment (the "Roof Improvements") for use in connection with Tenant's business and
           -----------------
     use of the Premises and Truck Park such Roof Improvements to be in addition to the Building Structure modifications detailed in Exhibit B to the Lease. Prior to the installation Tenant shall submit for Landlord's reasonable approval detailed plans and specifications for any Roof Improvements. Landlord shall have the right to reasonably control and/or limit the size (not to exceed 200 sq.ft. of roof area), location, color, design and screening (all equipment shall be screened; no equipment shall be higher than the screen) of the Roof Improvements, the contractor selected by Tenant to manufacture and install the Roof Improvements, and the method of installation. Subject to such control by Landlord, Tenant shall be responsible for all aspects of the Roof Improvements including not by limitation the cost, design, fabrication, permitting, installation (subject to Landlord's supervision), operation, maintenance, repair, replacement and removal thereof, running electrical or other wiring, and providing electricity to the Roof Improvements.

     Tenant shall keep all Roof Improvements operational and in good condition and repair. Tenant shall, at its expense, remove all Roof Improvements prior to expiration of the Term (as may be extended) and shall make all necessary repairs to the Building upon such removal. Landlord may require such removal and repair upon thirty (30) days notice to Tenant in the event of an Event of Default which is not cured within said thirty day period. If Tenant fails to remove any Roof Improvements and make all necessary repairs as required herein, Landlord may do so at Tenant's expense. In such event, Landlord shall not be liable for any damage to any Roof Improvements, and may retain, sell, or otherwise dispose of such items without obligation or liability to Tenant.

     Tenant shall indemnify and hold Landlord harmless from and against all claims, costs, and liabilities of whatever kind or nature relating to the installation, existence, operation, maintenance, repair, replacement and removal of any Roof Improvements.

32.  PARKING.  Landlord grants to Tenant 134 employee parking spaces in the
     -------
     surface parking area and 90 truck spaces, exclusive of any building loading areas, as shown on Exhibit AA-1", attached hereto and incorporated herein by reference.

33.  LOADING AREA.  Landlord agrees to relocate the existing fire lane, subject
     ------------
     to city approval, to the southern edge of the property line.

34.  ELECTRICAL SERVICE.  Tenant, at Tenant's sole cost and expense, shall have
     ------------------
     the right to equip the building with 3000 amp, 480 volt, 3 phase electrical service to the Premises and Truck Park. Tenant, at Tenant's sole cost and expense, shall have the ability to equip each truck parking space with 208V, 3 phase, 60 Hz @ 30 amp power connection for refrigeration equipment.


35.  LOADING DOCKS.  Landlord shall provide a minimum of twenty-two (22)
     -------------
     shipping doors and Tenant shall have the ability to install levelers to the shipping doors.

36.  RIGHT TO TERMINATE. Tenant may, at its option, terminate this Lease in its
     ------------------
     entirety effective as of the last day of the first sixty (60) months of the Lease Term by delivering written notice of Tenant's intent to terminate to Landlord no later than one hundred and eighty (180) days prior to the end of the first sixty (60) months of the Lease Term ("Termination Option").
                                                        ------------------
     Such written notice shall be accompanied by a payment in the amount of $630,000("Termination Fee"). If Tenant fails to timely deliver its notice
               ---------------
     and if such notice is not accompanied by the Termination Fee, Tenant will be deemed to have waived such Termination Option and the Lease shall remain in full force and effect. If there are any uncured defaults by Tenant as of the date Tenant delivers the written notice and Termination Fee, the Termination Option shall be void, and the Lease shall remain in full force and effect. In the event Tenant property exercises its Termination Option this Lease shall terminate on the last day of the first sixty (60) months of the lease.

37.  LETTER OF CREDIT.
     ----------------

     A.   Upon execution of the Lease Agreement by Landlord and Tenant,
     Tenant shall deliver to Landlord and executed original irrevocable standby letter of credit (AL.C.) in the amounts shown below in favor of Landlord,
                       -----
     such L.C. to have a term based on the number of months shown below beginning with the Effective Date of the Lease.


                    Amount                 Months
                    ------                 ------
                    $655,488                 1-12
                    $524,390                13-24
                    $393,293                25-36
                    $262,195                37-48
                    $131,098                49-60

     Landlord may drawn upon all or part of the L.C., where an Event of Default has occurred, and such default remains uncured by Tenant beyond any applicable cure period, to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. Such L.C. shall be issued in a form and by a National Banking Association (located with the continental United States of America) (hereinafter the "Issuer"), acceptable to
                                                 ------
     Landlord. With respect to any default occurring during the term of the Lease, Landlord shall have the right to proceed against the total L.C. at the sole discretion of Landlord regarding the items and the amounts to be drawn upon relating to any default by Tenant.

     B.   Such L.C. shall contain the following terms and conditions:

          1. The L.C. shall be deemed to be automatically extended without amendment from year to year, with renewal occurring annually, from the date of its issuance or any future expiration date unless at least 30 days prior to any future expiration date the bank notifies Landlord, in writing, by certified mail, return receipt requested, that the issuer intends not to renew the L.C. for an additional year.

          2. In the event the L.C. will not be extended and has or will expire by its terms and the Lease, by and between Tenant and Landlord, including any or all extensions or renewals, has not expired, then Landlord shall be allowed to draft upon Issuer for the full amount of the L.C.

          3. The L.C. shall be subject to the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400".

          4. The amount of the L.C. shall be payable at sight to Landlord within three (3) days of the presentation of the sight draft, in whole or partial drawings, upon presentation to the Issuer of the following documents:

               a. Landlord's written demand for payment making reference to the date and number of the L.C.;
               b. Landlord's signed certificate that the amount drawn is to meet any Event of Default, where such default remains uncured beyond any applicable cure period, as set for in the Lease by and between Tenant and Landlord; and
               c. The original L.C. for endorsement of the amount paid and if the draft is for the full amount of the L.C. is to be surrendered to the Issuer.

          5. The Issuer shall not have the right to assign the L.C. to any other person, entity, National Banking Association, or financial institution without Landlord's prior consent which shall not be unreasonably withheld.

          6. Any presentment by Landlord of the L.C. for the payment shall be made at a National Banking Association located within the continental United States of America.

          7. The Issuer shall not modify the L.C. without the prior written consent of the Landlord.

          8. Landlord shall have the right to assign and transfer its rights and interests in the L.C. to any other beneficiary/party acceptable to Landlord and Landlord will notify Tenant in doing so.

38.  OWNERSHIP AND REMOVAL OF FIXTURES, TRADE FIXTURES, FURNITURE AND PERSONAL
     -------------------------------------------------------------------------
     PROPERTY.
     --------

     (i) Tenant retains ownership of, and, so long as monetary default does not exist, may remove at any time during the term of this Lease (provided such removal does not result in a final vacation of the Property), and, subject to any specific agreement between the Landlord and Tenant to the contrary concerning any particular item, shall remove by the Vacation Date, all fixtures, trade fixtures, furniture, and personal property placed in the Premises and Truck Park by Tenant, irrespective of the extent of the attachment of such fixtures, trade fixtures, furniture, and personal property to the Premises and Truck Park. Nothing herein shall be deemed to alter or reduce Tenant's restoration obligations as set forth in Section 16 of this Lease;

     (ii) All items not so removed by the Vacation Date or at such time as Tenant's right to possession of the Premises or Truck Park is terminated, shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 26.